BEAR STEARNS ASSET BACKED SECURITIES I LLC
                               SACO I Trust 2006-3
                   Mortgage-Backed Certificates Series 2006-3


                                 TERMS AGREEMENT

                                                  Dated: as of February 17, 2006

To:      BEAR STEARNS ASSET BACKED SECURITIES I LLC

Re:      Underwriting Agreement, dated January 10, 2006

Underwriter:      Bear, Stearns & Co. Inc. (the "Underwriter")

Series Designation:        Series 2006-3

Class Designation Schedule of the Certificates: Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3, Certificates

TERMS OF THE CERTIFICATES:

           CLASS            ORIGINAL CERTIFICATE PRINCIPAL          PASS-THROUGH
                                        BALANCE                         RATE
         --------           ------------------------------          ------------
         Class A-1                   $487,011,000                    Adjustable


         Class A-2                    $37,426,000                    Adjustable
         Class A-3                    $32,574,000                    Adjustable
         Class M-1                    $42,390,000                    Adjustable
         Class M-2                    $40,805,000                    Adjustable
         Class M-3                    $17,431,000                    Adjustable
         Class M-4                    $18,224,000                    Adjustable
         Class M-5                    $16,243,000                    Adjustable
         Class M-6                    $11,885,000                    Adjustable
         Class B-1                    $13,073,000                    Adjustable
         Class B-2                    $11,093,000                    Adjustable
         Class B-3                    $11,092,000                    Adjustable

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of February 1, 2006, among Bear Stearns Asset Backed Securities I LLC, as depositor, EMC Mortgage Corporation, as sponsor and master servicer and LaSalle Bank National Association, as trustee.

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITER: Book-Entry.

DISTRIBUTION DATES: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day beginning in March 2006.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITER:

       STANDARD &
         CLASS                     POOR'S RATING                MOODY'S RATING
          A-1                           AAA                          Aaa
          A-2                           AAA                          Aaa
          A-3                           AAA                          Aaa
          M-1                           AA+                          Aa1
          M-2                            AA                          Aa2
          M-3                           AA-                          Aa3
          M-4                            A+                           A1
          M-5                            A                            A2
          M-6                            A-                           A3
          B-1                           BBB+                         Baa1
          B-2                           BBB                          Baa2
          B-3                           BBB-                         Baa3


MORTGAGE ASSETS: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the
Certificates covered by thisAgreement will be $            *              (plus
                                               --------------------------
$              *            in accrued interest).
 --------------------------


CREDIT ENHANCEMENT: Excess spread, overcollateralization, subordination and, with respect to each of the Class A, Class M and Class B Certificates only, an interest rate swap agreement, as described in the related Prospectus Supplement.

CLOSING DATE: February 28, 2006.


                            [Signature Page Follows]

------------------
* Please contact Bear, Stearns & Co. Inc. for pricing information

The undersigned, as Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


                                        BEAR, STEARNS & CO. INC.


                                        By:    /s/ Scott B. Eichel
                                               -----------------------
                                        Name:  Scott B. Eichel
                                        Title: Vice President


                                        Accepted:

                                        BEAR STEARNS ASSET BACKED
                                        SECURITIES I LLC



                                        By:    /s/ Baron Silverstein
                                               -----------------------
                                        Name:  Baron Silverstein
                                        Title: Vice President

                                     ANNEX A

                             Mortgage Loan Schedule

                            [Available Upon Request]